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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-53809, 333-65947, and 333-3775 of Baldwin Piano & Organ Company on Form S-8 of our reports dated March 13, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Baldwin Piano & Organ Company for the year ended December 31, 1999.



Deloitte & Touche LLP
Cincinnati Ohio
March 30, 2000